Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Westinghouse Air Brake Technologies Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-219657) on Form S-3 and in the registration statements (Nos. 333-53753, 333-39159, 333-02979, 333-115014, 333-137985, 333-41840, 333-40468, 333-35744, 333-89086, 333-179857, 333-219662, and 333-219663) on Form S-8 of Westinghouse Air Brake Technologies Corporation of our report dated April 18, 2019, with respect to the combined statement of financial position of GE Transportation (a carve-out business of General Electric Company) as of December 31, 2018 and 2017, the related combined statements of earnings, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes, which report appears in the Form 8-K of Westinghouse Air Brake Technologies Corporation dated April 30, 2019.

/s/ KPMG LLP

Chicago, Illinois
April 30, 2019